UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 24, 2012
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2012, the Board of Directors ("the "Board") of Rainmaker Systems, Inc. (the “Company”) initiated a search for a new Chief Executive Officer to succeed Michael Silton as Chief Executive Officer of the Company (“CEO”). Mr. Silton's employment as CEO of the Company terminated on October 24, 2012.
On October 27, 2012, the Board named Timothy Burns, the Company's Chief Financial Officer, as interim President and CEO while the search for a new Chief Executive Officer is concluded. Mr. Burns will not receive any additional compensation for his service as interim President and CEO.
Mr. Burns, 37, has served as the Chief Financial Officer of the Company since April 2011. He joined the Company in November 2010 as Corporate Controller. Mr. Burns has over thirteen years of finance and accounting experience. Prior to joining the Company, Mr. Burns spent nine years at Dean Foods Company where he served as the Director of Corporate Accounting from March 2008 to November 2010 and Assistant Controller from February 2007 to February 2008. Mr. Burns began his career at Deloitte & Touche USA, LLP. Mr. Burns is a licensed CPA in the state of Texas and has a Master's degree in Professional Accounting from the University of Texas at Austin and a Bachelor of Science degree in Accounting from the University of Southern California.
On October 28, 2012, Mr. Silton resigned his position on the Board of Directors of the Company.

Section 8 - Other Events
Item 8.01 - Other Events.
On October 24, 2012, the Board appointed Mitchell Levy to succeed Mr. Silton as Chairman of the Board. Mr. Levy has served as a director of the Company since 2004 and is currently Chairman of the Company's Governance and Nominating Committee and Chairman of the Company's Compensation Committee, as well as a member of the Company's Audit Committee.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

October 30, 2012	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer